18



                               GUARANTY AGREEMENT


        GUARANTY AGREEMENT dated as of July 1, 1996 by and between OLD DOMINION ELECTRIC COOPERATIVE ("Old Dominion"), a wholesale power supply cooperative organized under the laws of the Commonwealth of Virginia, and AMBAC INDEMNITY CORPORATION ("AMBAC"), a Wisconsin-domiciled stock insurance company.


                             W I T N E S S E T H :

        WHEREAS, pursuant to a Participation Agreement, dated as of July 1, 1996 (the "Participation Agreement"), by and among Old Dominion, Clover Unit 2 Generating Trust (the "Facility Owner"), Wilmington Trust Company, EPC Corporation and Utrecht-America Finance Co., Old Dominion has arranged for the parties thereto to take various actions in connection with the Transaction; and

        WHEREAS, pursuant to an Operating Equipment Agreement, dated as of July 1, 1996 (the "Operating Equipment Agreement"), by and between the Facility Owner and Old Dominion, the Facility Owner has conveyed the Equipment Interest to Old Dominion, subject to the terms of the Operating Equipment Agreement; and

        WHEREAS, pursuant to an Operating Foundation Agreement, dated as of July 1, 1996 (the "Operating Foundation Agreement"; the Participation Agreement, the Operating Equipment Agreement and the Operating Foundation Agreement are sometimes hereinafter referred to collectively as the "Subject Agreements"), by and between the Facility Owner and Old Dominion, the Facility Owner has conveyed the Foundation Interest to Old Dominion, subject to the terms of the Operating Foundation Agreement; and

        WHEREAS, AMBAC has agreed to issue its Surety Bond No. SB0457BE (the "Surety Bond"), substantially in the form set forth in Annex A to this Agreement, guaranteeing certain payments required to be made by Old Dominion pursuant to the Subject Agreements, subject to the terms and conditions of the Surety Bond; and

        WHEREAS, to induce AMBAC to issue the Surety Bond, Old Dominion has agreed to (i) pay the premium for such Surety Bond, (ii) reimburse AMBAC for all payments made by AMBAC pursuant to the Surety Bond and (iii) to secure its obligation to reimburse AMBAC pursuant to this Agreement in the manner hereinafter set forth; and

        WHEREAS, Old Dominion understands that AMBAC expressly requires the delivery of this Agreement as part of the consideration for the execution by AMBAC of the Surety Bond.

        NOW, THEREFORE, in consideration of the premises and of the agreements herein contained and of the execution of the Surety Bond, Old Dominion and AMBAC agree as follows:

                                   ARTICLE I


                            DEFINITIONS; SURETY BOND


        Section 1.01. Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, the terms which are capitalized herein shall have the meanings specified in Annex B hereto.

        Section 1.02.  Surety Bond.

        (a) The maximum liability of AMBAC under the Surety Bond and the coverage and term thereof shall be subject to and limited by the Surety Bond Coverage and the terms and conditions of the Surety Bond.


        (b) Payments made under the Surety Bond shall reduce the Surety Bond Coverage to the extent of each such payment.


        Section 1.03. Premium. In consideration of AMBAC agreeing to issue the Surety Bond hereunder, Old Dominion hereby agrees to pay, or cause to be paid, a premium in the amount of $1,746,044.97.

        Section 1.04. Certain Other Expenses. Old Dominion shall pay all reasonable fees and disbursements of AMBAC's counsel related to any modification of this Agreement or the Surety Bond requested by Old Dominion.



                                   ARTICLE II


           REIMBURSEMENT OBLIGATIONS OF OBLIGOR AND SECURITY THEREFOR


        Section 2.01. Reimbursement for Payments Under the Surety Bond and Expenses.

        (a) Old Dominion will reimburse AMBAC immediately, without demand or notice by AMBAC to Old Dominion or any other person, to the extent of each Surety Bond Payment. If and to the extent that Old Dominion fails to reimburse AMBAC immediately in respect of each such Surety Bond Payment, Old Dominion shall pay on the first Business Day of each month interest on each such Surety Bond Payment from and including the date made to the date of the reimbursement by Old Dominion at the Default Rate. To the extent that interest payments due hereunder are not paid on the first Business Day of each month, or are not paid as each principal repayment is made, interest shall accrue on such unpaid interest at the Default Rate.


        (b) Old Dominion also agrees to reimburse AMBAC immediately and unconditionally upon demand for all reasonable expenses incurred by AMBAC in connection with the Surety Bond and the enforcement by AMBAC of Old Dominion's obligations under this Agreement together with interest on all such expenses from and including the date which is 30 days from the date a statement for such expenses is received by Old Dominion to the date of payment at the Default Rate.

        (c) AMBAC agrees and acknowledges that any amounts paid to AMBAC under or pursuant to the Investment Agreement shall be credited against the amounts due to be paid by Old Dominion hereunder.



        Section 2.02.  Security for Payments; Instruments of Further Assurance.

        (a) In order to secure its payment obligations to AMBAC hereunder, Old Dominion has executed and delivered the Subordinated Mortgage, the Subordinated Security Agreement and the Pledge Agreement. Old Dominion hereby represents to AMBAC that (a) assuming that this Agreement, the Surety Bond, the Subordinated Mortgage and the Subordinated Security Agreement have each been duly executed and delivered by the parties thereto, each of the Subordinated Mortgage and the Subordinated Security Agreement creates, subject to the rights of Old Dominion to quiet enjoyment and to the Senior Documents and Rights (as defined in the Subordinated Security Agreement and in the Subordinated Mortgage, respectively) a valid lien in favor of the Subordinated Secured Parties in the Subordinated Real Property (in the case of the Subordinated Mortgage) and in the Subordinated Collateral (in the case of the Subordinated Security Agreement), subject, subordinate and inferior in lien only to the Senior Documents and Rights; and (b) the pledge of the Investment Agreement pursuant to the Pledge Agreement vests in AMBAC (as Pledgee thereunder) a valid security interest in the Investment Agreement, as contemplated thereby, subject to the provisions of
Section 9-306 of the Uniform Commercial Code as in effect in the State of New York.


        (b) Old Dominion agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all deeds of trust, mortgages and/or financing statements, if applicable, and all other further instruments as may be required by law or as shall reasonably be requested by AMBAC for the perfection of the security interests granted pursuant to the Subordinated Mortgage, the Subordinated Security Agreement and the Pledge Agreement and for the preservation and protection of all rights of AMBAC thereunder. Old Dominion further agrees that, in the event that the Investment Agreement is terminated prior to the date on which the Surety Bond terminates, it shall provide substitute collateral satisfactory to AMBAC ("Substitute Collateral") to secure its obligations to AMBAC under this Agreement and shall execute and deliver a security agreement granting a perfected security interest in such Substitute Collateral to AMBAC.

        Section 2.03. Unconditional Obligation. The obligations of Old Dominion hereunder are absolute and unconditional and will be paid or performed strictly in accordance with this Agreement, irrespective of:

        (a) any lack of validity or enforceability of, or any amendment or other modification of, or waiver with respect to any of the Subject Agreements;

        (b) any exchange, release or nonperfection of any security interest in property securing any obligations hereunder;

        (c) any circumstances which might otherwise constitute a defense available to, or discharge of, Old Dominion with respect to any of the Subject Agreements.

        In addition, Old Dominion hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the obligations hereunder; (b) all of its right to indemnification; (c) notice of acceptance of this Guaranty Agreement and notice of any liability to which it may apply; (d) all other notices and demands of any kind and description relating to the obligations hereunder now or hereafter provided for by any agreement, statute, law, rule or regulation; and (e) any and all defenses pertaining to the obligations hereunder except for the defense of discharge by payment. Old Dominion shall not be exonerated with respect to its liabilities hereunder by any act or thing except irrevocable payment of the obligations hereunder, it being the purpose and intent of this Guaranty Agreement that the obligations hereunder constitute the direct and primary obligations of Old Dominion and that the covenants, agreements and all obligations of Old Dominion hereunder be absolute, unconditional and irrevocable.



                                  ARTICLE III


                          EVENTS OF DEFAULT; REMEDIES


        Section 3.01. Events of Default. The following events shall constitute Events of Default hereunder:


        (a)  Old Dominion shall fail to pay to AMBAC any amount payable under
Section 2.01 hereof within ten (10) days after the date due;

        (b) Old Dominion shall fail to pay to AMBAC any amount payable under
Section 1.04 hereof within forty-five (45) days after receipt by Old Dominion of a written demand from AMBAC in respect of any such payment;

        (c) Any material representation or warranty made by Old Dominion in any of the Subject Agreements, in the Pledge Agreement, in the Investment Agreement, in the Subordinated Mortgage, in the Subordinated Security Agreement or under this Agreement, or any statement in the application for the Surety Bond or any report, certificate, financial statement or other instrument heretofore provided in connection with the Surety Bond or herewith shall have been materially false at the time when made;


        (d) Except as otherwise provided in this Section 3.01, Old Dominion shall fail to perform any of its other obligations, in the Pledge Agreement, in the Investment Agreement, in the Subordinated Mortgage, in the Subordinated Security Agreement or under this Agreement, provided that such failure continues for more than thirty (30) days after receipt by Old Dominion of notice of such failure to perform and if capable of remedy, no action to cure has commenced within thirty (30) after notice or, if such action has been taken and Old Dominion is pursuing such cure, such action has not succeeded with 180 days after such notice;

        (e) Old Dominion shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the United States Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) admit in writing its inability to pay its debts generally as they come due, or (v) make a general assignment for the benefit of creditors, or (vi) take any corporate action to authorize any of the foregoing; or

        (f) an involuntary case or other proceeding shall be commenced against Old Dominion seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the United States Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or (iii) the winding-up or liquidation of Old Dominion; and such involuntary case of other proceeding shall remain undismissed and unstayed for a period of 60 days.


        Section 3.02. Remedies. If an Event of Default shall occur and be continuing, then AMBAC may take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due under this Agreement and to enforce any obligation, agreement or covenant of Old Dominion under this Agreement, including, without limitation, any and all rights and remedies available to AMBAC pursuant to the Subordinated Mortgage, the Subordinated Security Agreement and the Pledge Agreement. All rights and remedies of AMBAC under this Section 3.02 are cumulative and the exercise of any one remedy does not preclude the exercise of one or more of the other available remedies.

                                   ARTICLE IV


                                   SETTLEMENT



        To the extent that AMBAC has received a claim or a demand for payment under the Surety Bond, AMBAC shall have the exclusive right to decide and determine whether any such claim or demand for payment, or any lawsuit or action made or brought against AMBAC in respect thereof, shall or shall not be paid, compromised, resisted, defended, tried or appealed, and AMBAC's decision thereon, if made in good faith, shall be final and binding upon Old Dominion.




                                   ARTICLE V

                                 MISCELLANEOUS


        Section 5.01. Computations. All computations of premium, interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.

        Section 5.02. Exercise of Rights. No failure or delay on the part of AMBAC to exercise any right, power or privilege under this Agreement and no course of dealing between AMBAC and Old Dominion or any other party shall operate as a waiver of any such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which AMBAC would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

        Section 5.03. Amendment and Waiver. Any provision of this Agreement may be amended, waived, supplemented, discharged or terminated only with the prior written consent of Old Dominion and AMBAC.

        Section 5.04.  Successors and Assigns; Descriptive Headings.

        (a) This Agreement shall bind, and the benefits thereof shall inure to, Old Dominion and AMBAC and their respective successors and assigns; provided that Old Dominion may not transfer or assign any or all of its rights and obligations hereunder without the prior written consent of AMBAC.

        (b) The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 5.05. Other Sureties. If AMBAC shall procure any other surety to reinsure the Surety Bond, this Agreement shall inure to the benefit of such other surety, its successors and assigns, so as to give to it a direct right of action against Old Dominion to enforce this Agreement, and "AMBAC," wherever used herein, shall be deemed to include such reinsuring surety, as its interests may appear.

        Section 5.06. Waiver. Old Dominion waives any defense that this Agreement was executed subsequent to the date of the Surety Bond, admitting and covenanting that such Surety Bond was executed pursuant to Old Dominion's request and in reliance on Old Dominion's promise to execute this Agreement.

        Section 5.07. Notices, Requests, Demands. Except as otherwise expressly provided herein, all written notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when actually received, or in the case of telex or telecopier notice sent over a telex or a telecopier machine owned or operated by a party hereto, when sent, addressed as specified below or at such other address as either of the parties hereto may hereafter specify in writing to the others:




If to Old Dominion:     Old Dominion Electric Cooperative
                        4201 Dominion Boulevard
                        Glen Allen, Virginia 23060
                        Attention: Vice President of Accounting and Finance


If  to AMBAC:           AMBAC Indemnity Corporation
                        One State Street Plaza
                        17th Floor
                        New York, New York 10004
                        Attention: General Counsel


        Section 5.08. Survival of Representations and Warranties. All representations, warranties and obligations contained herein shall survive the execution and delivery of this Agreement and the Surety Bond.

        Section 5.09. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State.

        Section 5.10. Counterparts. This Agreement may be executed in any number of copies and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Complete counterparts of this Agreement shall be lodged with Old Dominion and AMBAC.

        Section 5.11. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                        OLD DOMINION ELECTRIC COOPERATIVE



                                        By /s/ DANIEL M. WALKER
                                          --------------------------
                                        Vice President of Accounting and Finance



                                        AMBAC INDEMNITY CORPORATION

                                        By /s/ T.S. TRAVERS
                                          -----------------------
                                             First Vice President

                                    ANNEX A

                                  SURETY BOND

                          AMBAC Indemnity Corporation
                             One State Street Plaza
                            New York, New York 10004
                           Telephone: (212) 668-0340



Effective Date: July 31, 1996                              Policy No. SB0457BE

AMBAC Indemnity Corporation ("AMBAC"), in consideration of the payment of the premium receipt of which is hereby acknowledged and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably guarantees the full and complete payment of any and all amounts of (x) Basic Payment, Supplemental Payment (including, in the event that the Purchase Option is Paymentexercised, the initial installment of the Purchase Option Price but excluding all subsequent installments of Purchase Option Price), Termination Value and amounts computed by reference to Termination Value under the Operating Equipment Agreement dated as of July 1, 1996 by and between Old Dominion Electric Cooperative (together with its successors and assigns, "Old Dominion") and Clover Unit 2 Generating Trust (together with its successors and assigns, the "Facility Owner") (as amended, modified and supplemented and in effect from time to time, the "Operating Equipment Agreement"), (y) Foundation Basic Payment, Foundation Supplemental Payment (including, in the event that the Foundation Purchase option is exercised, the initial andinstallment of Foundation Purchase Option Price but excluding all subsequent installments of Foundation Purchae Option Price), Termination Value and amounts computed by reference to Termination Value under the Operating Foundation Agreement dated as of July 1, 1996 by and between Old Dominion and the Facility Owner (as amended, modified and supplemented and in effect from time to time, the "Operating Foundation Agreement", and, together with the Operating Equipment Agreement, the "Operating Agreements") and (z) the Special Equity Remedy Amount under the Participation Agreement dated as of July 1, 1996 by and among Old Dominion, the Facility Owner, EPC Corporation (together with its successors and assigns, the "Owner Participant") and certain other parties (as amended, modified and supplemented and in effect from time to time, the "Participation Agreement"; the Operating Agreements and the Participation Agreement are sometimes hereinafter referred to as the "Subject Agreements") (the amounts set forth in clauses (x), (y) and (z) above, the "Covered Obligations") as at any time or from time to time such payments are due by Old Dominion but shall not be so paid; provided that the amount available at any particular time to be paid by AMBAC hereunder shall not exceed the Surety Bond Coverage. The Surety Bond Coverage shall, for any date set forth on the schedule attached hereto as Schedule A, be the amount shown opposite such date reduced by any amounts previously paid hereunder, and for any date not set forth on such Schedule A, the amount shown on such Schedule A opposite the date most recently following such date reduced by any amounts previously paid hereunder.


1. Upon receipt by AMBAC of a demand for payment in the form attached hereto as Attachment 1 (a "Demand for Payment"), duly executed by the Facility Owner and the Owner Participant certifying that (i) at least five (5) days prior to the date of such Demand for Payment, the Facility Owner or the Owner Participant (or in the case of Covered Obligations referred to in clause (x) above, to the extent (if any) the right to demand payment from Old Dominion under the Operating Agreements has been assigned by the Facility Owner to Utrecht-America Finance Co., as agent (together with its successors and assigns in such capacity, the "Agent"), the Agent) demanded payment of the claimed amount from Old Dominion (or, in the event that the Facility Owner or the Owner Participant (or, in the case of Covered Obligations referred to in clause (x) above, to the extent (if any) the right to demand payment from Old Dominion under the Operating Agreements has been assigned by the Facility Owner to the Agent, the Agent) is stayed (as a consequence of an Insolvency Proceeding (as hereinafter defined or otherwise) or is otherwise legally prohibited from demanding payment of the claimed amount from Old Dominion, at least five (5) days after payment of the claimed amount would have been due from Old Dominion had such demand for payment been so made) and (ii) as of such date, Old Dominion has failed to make such payment as required by the Subject Agreements, AMBAC will pay in immediately available funds to the Facility Owner or the Owner Participant (as specified in such Demand for Payment and at the place of payment set forth in such Demand for Payment), the amount set forth in the Demand for Payment, up to but not in excess of the Surety Bond Coverage, on the Business Day such Demand for Payment is so received. Any Demand for Payment so received by AMBAC after 2:00 p.m. New York City time on any Business Day or an any day that is not a Business Day shall be deemed to have been received by AMBAC prior to 2:00 p.m. New York City time on the next succeeding Business Day. As used herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York are authorized or required by law to be closed.

2. A Demand for Payment hereunder may be personally delivered or made by telecopy of the executed Demand for Payment c/o the General Counsel of AMBAC at the "Address for Notice" to AMBAC set forth in paragraph 7 hereof. If a Demand for Payment made hereunder does not, in any instance, conform to the terms and conditions of this Surety Bond, AMBAC shall give notice to the Facility Owner and the Owner Participant, as promptly as reasonably practicable, that such Demand for Payment was not effected in accordance with the terms and conditions of this Surety Bond and briefly state the reason(s) therefor. Upon being notified that such Demand for Payment was not effected in accordance with this Surety Bond, the Facility Owner and the Owner Participant may attempt to correct any such nonconforming Demand for Payment. Multiple Demands for Payment are permitted under this Surety Bond.


3. The amount payable by AMBAC under this Surety Bond pursuant to a Demand for Payment shall be limited to the Surety Bond Coverage. The Surety Bond Coverage shall be reduced automatically to the extent of each payment made by AMBAC hereunder.


4. Any service of process on AMBAC may be made to AMBAC or the office of the General Counsel of AMBAC at AMBAC's "Address for Notice" set forth in paragraph 7 hereof, and such service of process shall be valid and binding as to AMBAC. The General Counsel will act as agent for the acceptance of service of process on AMBAC.

5. This Surety Bond is noncancelable for any reason. This Surety Bond and the obligations of AMBAC hereunder shall terminate on the earlier of December 20, 2020 or five (5) days after the Surety Bond Coverage is reduced to zero dollars.

6. Notwithstanding the provisions of paragraph 5 hereof, if the payment of any amount in respect of the Covered Obligations is voided (an "Avoidance Event") under any applicable Insolvency Proceedings, and, as a result of such Avoidance Event, the Facility Owner or the Owner Participant is required to return such voided payment, or any portion of such voided payment (an "Avoided Payment"), AMBAC will pay the amount of the Avoided Payment out of the funds of AMBAC when due to be paid pursuant to the Order referred to below, but in any event no earlier than the second Business Day following receipt by AMBAC of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such Insolvency Proceeding to the effect that the Facility Owner or the Owner Participant, as the case may be, is required to return such Avoided Payment paid during the term of this Surety Bond because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Facility Owner or the Owner Participant (the "Order"), (ii) a certificate by or on behalf of the Facility Owner and the Owner Participant, that the Order has been entered and is not subject to any stay,
(iii) an assignment, in form and substance satisfactory to AMBAC, duly executed and delivered by the Facility Owner and the Owner Participant, irrevocably assigning to AMBAC all rights and claims of the Facility Owner and the Owner Participant relating to or arising under the Subject Agreements against the estate of Old Dominion or otherwise with respect to such Avoided Payment and
(iv) a Demand for Payment appropriately completed and executed by the Facility Owner and the Owner Participant. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Facility Owner or the Owner Participant directly, unless the Facility Owner or the Owner Participant, as the case may be, has made a payment of the Avoided Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case AMBAC will pay the Facility Owner or the Owner Participant, as applicable, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to AMBAC and (b) evidence satisfactory to AMBAC that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order. "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment or debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, or the commencement, after the date hereof, of any proceedings by or against any person for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings relating to any person.


        Notwithstanding the foregoing, in no event shall AMBAC be obligated to make any payment in respect of any Avoided Payment, which payment, when added to all prior payments made under this Surety Bond, would exceed the Surety Bond Coverage.


        The premium on this Surety Bond is not refundable for any reason, including the payment prior to maturity of Old Dominion's obligations under the Covered Agreements or the termination of this Surety Bond prior to the termination of the Covered Agreements.

7. All notices, requests and other communications provided for herein shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below or, as to AMBAC, the Owner Participant, the Facility Owner or Old Dominion, at such other address as shall be designated by such Person in a notice to each other such Person. All such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Each "Address for Notice" is as follows:


AMBAC

AMBAC Indemnity Corporation
One State Street Plaza
New York, New York  10004
Attention:  General Counsel

Telecopier No.:         (212) 344-5297
Confirmation No.: (212) 668-0430

Facility Owner

Clover Unit 2 Generating Trust
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Department
Telecopier No.: (302) 651-8882
Confirmation No.: (302) 651-1000

Owner Participant

EPC Corporation
c/o Chrysler Capital Corporation
225 High Ridge Road
Stamford, Connecticut 06095-3032
Attention: President
Telecopier No.: (203) 975-3911
Confirmation No.: (203) 975-3500


8. AMBAC's obligations under this Surety Bond are irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Subject Agreements or any other Operative Document (as defined in the Subject Agreements) or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee if or security for the Covered Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. AMBAC's obligations under this Surety Bond shall not be subject to any abatement, reduction, limitation, impairment, termination, setoff, defense, counterclaim or recoupment whatsoever or any right to any thereof, and shall not be released or discharged. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following (with or without notice to AMBAC) shall not alter or impair AMBAC's liability hereunder, which shall remain absolute and unconditional as described above:


        (a) at any time or from time to time, the time for any performance of or compliance with the Covered Obligations or any other obligations of any Person under the Subject Agreements, any of the other Operative Documents, or any other agreement or instrument referred to herein or therein shall be extended, or such performance or compliance shall be waived;

        (b) any of the acts mentioned in any of the provisions of any of the Subject Agreements, any of the other Operative Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

        (c) the maturity of any Covered Obligation shall be accelerated, or any Covered Obligation shall be modified, supplemented or amended in any respect, or any right under any of the Subject Agreements or any of the other Operative Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any Covered Obligation or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;


        (d) any lien or security interest granted to, or in favor of, the Facility Owner or the Owner Participant as security for any Covered Obligation shall fail to be perfected;

        (e) the bankruptcy or insolvency of Old Dominion, the Facility Owner, the Owner Participant or AMBAC or any reorganization, arrangement, compromise, composition or plan affecting Old Dominion, the Facility Owner, the Owner Participant or AMBAC shall occur; or

        (f) this Surety Bond, any documents relating to this Surety Bond between AMBAC and Old Dominion, any Subject Agreement or any other Operative Document or other agreement or instrument referred to herein or therein shall be rejected or limited in any bankruptcy, insolvency or similar proceeding (nothing herein being a concession that any obligation hereunder or thereunder is properly classifiable as an executory obligation).

AMBAC hereby expressly waives diligence, presentment, protest and any requirement that Old Dominion, the Owner Participant or any other Person exhaust any right, power or remedy or proceed against Old Dominion or any other Person under any Subject Agreement or any other Operative Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Covered Obligations, provided that the Owner Participant or Old Dominion shall be required to demand payment from Old Dominion as contemplated by clause (ii) of paragraph 1 of this Surety Bond.

9. This Surety Bond may be assigned and transferred by the Facility Owner or the Owner Participant to any successor of the Facility Owner or the Owner Participant upon delivery to AMBAC of a certificate of an authorized officer of the transferor Facility Owner or Owner Participant and the transferee Facility Owner or Owner Participant notifying AMBAC of such transfer.

10. This Surety Bond shall be governed by and interpreted under the laws of the State of New York, and any suit hereunder in connection with any payment may be brought only by the Facility Owner or the Owner Participant within one year after a Demand for Payment, with respect to such payment, is made pursuant to the terms of this Surety Bond and AMBAC has failed to make such payment in accordance with the terms of the Surety Bond.

11. In the event that AMBAC were to become insolvent, any claims arising under the Surety Bond would be excluded from coverage by the Connecticut Insurance Guaranty Association.

IN WITNESS WHEREOF, AMBAC has caused this Surety Bond to be executed and attested on its behalf this 31st day of July, 1996.




                                  AMBAC Indemnity Corporation


Attest: ____________________    By: _______________________
         Assistant Secretary         First Vice President

                                   SCHEDULE A


  DATE          Surety Coverage

 7/31/96          81,899,766.65
  1/5/97          82,973,738.12
  7/5/97          84,009,802.95
  1/5/98          85,051,449.80
  7/5/98          86,048,285.72
  1/5/99          87,044,501.93
  7/5/99          87,986,654.16
  1/5/00          88,919,515.46
  7/5/00          89,786,164.29
  1/5/01          90,631,645.04
  7/5/01          91,394,858.02
  1/5/02          92,120,653.22
  7/5/02          92,742,843.32
  1/5/03          93,305,398.99
  7/5/03          93,735,849.22
  1/5/04          94,076,295.38
  7/5/04          94,300,335.69
  1/5/05          94,454,909.34
  7/5/05          94,492,670.01
  1/5/06          94,366,089.25
  7/5/06          94,113,872.25
  1/5/07          93,661,972.36
  7/5/07          93,041,914.91
  1/5/08          92,163,838.48
  7/5/08          91,086,177.50
  1/5/09          89,790,397.26
  7/5/09          88,367,611.46
  1/5/10          86,796,381.84
  7/5/10          85,097,018.39
  1/5/11          83,229,195.28
  7/5/11          81,214,912.55
  1/5/12          79,011,694.78
  7/5/12          76,641,137.51
  1/5/13          74,058,059.88
  7/5/13          71,282,342.41
  1/5/14          68,266,646.35
  7/5/14          65,028,922.27
  1/5/15          61,518,491.95
  7/5/15          57,751,019.30
  1/5/16          53,671,731.33
  7/5/16          49,293,255.37
  1/5/17          44,555,733.87
  7/5/17          39,467,744.03
  1/5/18          33,963,036.18
  7/5/18          28,044,763.46
  1/5/19          21,638,544.63
  7/5/19          14,738,326.67
  1/5/20           7,254,320.14
 4/15/20           7,254,320.14
 6/15/20           7,254,320.14
 9/15/20           7,254,320.14
12/15/20                   0.00

                                  Attachment 1


                            Surety Bond No. SB0457BE


                               DEMAND FOR PAYMENT


AMBAC Indemnity Corporation                             [Date]            ,19
One State Street Plaza

New York, New York 10004
Attention:  General Counsel


        Reference is made to the Surety Bond No. SB0457BE (the "Surety Bond") issued by AMBAC Indemnity Corporation ("AMBAC"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Surety Bond unless the context otherwise requires.

        The Facility Owner and the Owner Participant hereby certify that:

        (a) Payment by Old Dominion to the [Facility Owner/Owner Participant] of [ ] (the "Subject Payment" was due (or as contemplated by paragraph 1 of the Surety Bond would have been due had demand for payment not been stayed) on _____ [a date not less than five (5) days prior to the date hereof] under the Agreement, in an amount equal to $________ (the "Amount Due").

        (b) $_______ has been paid to the [Facility Owner/Owner Participant] by Old Dominion with respect to the Subject Payment, which amount is $________ less than the Amount Due (the "Deficiency").

        (c) The [Facility Owner/Owner Participant] has not heretofore made a conforming demand under the Surety Bond for the Amount Due with respect to the Subject Payment or any portion thereof.

        The Facility Owner and the Owner Participant hereby request that payment of the Deficiency (up to but not in excess of the Surety Bond Coverage) be made by AMBAC under the Surety Bond and direct that payment under the Surety Bond be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Surety Bond:

________________________________ [Facility Owner's/Owner Participant's Account]

CLOVER UNIT 2 GENERATING TRUST                  EPC CORPORATION

By:         Wilmingtion Trust Company, not in
            its individual capacity but solely as
            Owner Trustee under the Trust Agreement


By: _________________________                  By: _________________________
Its:                                          Its: _________________________

                                    ANNEX B

                                  DEFINITIONS

        For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, all capitalized terms shall have the meaning as set out below.

        "Agreement"  means this Guaranty Agreement.

        "AMBAC" has the same meaning as set forth in the first paragraph of this Agreement.

        "Business Day" has the meaning given that term in the Surety Bond.

        "Default Rate" means the lesser of the Reimbursement Rate or the maximum rate of interest permitted by then applicable law.

        "Equipment Interest" has the meaning given that term in the Operating Equipment Agreement.

        "Event of Default" means those events of default set forth in Section
3.01 of this Agreement.

        "Foundation Interest" has the meaning given that term in the Operating Foundation Agreement.

        "Investment Agreement" means the Investment Agreement dated as of July 31, 1996 by and between AMBAC Capital Funding, Inc. and Old Dominion.

        "Pledge Agreement" means the Investment Agreement Pledge Agreement dated as of July 1, 1996 by and between Old Dominion and AMBAC.

        "Reimbursement Rate" means Citibank N.A.'s prime rate plus two (2) percent per annum, as of the date of such Surety Bond Payment, said "prime rate" being the rate of interest announced from time to time by Citibank N.A., New York, New York, as its prime rate.


        "State" means the Commonwealth of Virginia.

        "Subordinated Collateral" has the meaning given that term in the Subordinated Security Agreement.

        "Subordinated Mortgage" means the Subordinated Deed of Trust and Security Agreement dated as of July 1, 1996 among Old Dominion, as grantor, and Richard W. Gregory and Michael P. Drzal, as Subordinated Trustees.

        "Subordinated Real Property" has the meaning given that term in the Subordinated Mortgage.

        "Subordinated Secured Parties" has the meaning given that term in the Subordinated Security Agreement.

        "Subordinated Security Agreement" means the Subordinated Security Agreement dated as of July 1, 1996 among Old Dominion, EPC Corporation, AMBAC and Clover Unit 2 Generating Trust.

        "Surety Bond Coverage"  has the meaning given that term in the Surety
Bond.

        "Surety Bond Payment" means the amount of each payment made by AMBAC pursuant to the Surety Bond.

        "Transaction" means the transaction contemplated by the Subject Agreements.